Exhibit 10.1

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of March 13, 2017, is made by and among MVB Financial Corp. (the “Company”), and Larry F. Mazza, the Chief Executive Officer of the Company (the “Investor”).

WHEREAS, the Company proposes to conduct a rights offering (the “Rights Offering”) by distributing, at no charge, to each holder of record as of the Record Date (as defined below) of shares (“Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), one non-transferable right (the “Rights”), for each Share held by such shareholder, to purchase Shares which Rights, if exercised in full by each holder of record as of the Record Date, will provide gross proceeds to the Company of approximately $5.0 million (the “Aggregate Offering Amount”);
WHEREAS, each holder of a whole Right will be entitled to purchase up to its pro rata portion of the 434,783 Shares (the “Offered Shares”) offered in the Rights Offering (the “Basic Subscription Right”) at a price equal to $11.50 per Share (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, stock distribution or similar event, the “Exercise Price”);
WHEREAS, each holder of Rights who exercises all of its Rights will be entitled, on a pro rata basis, to subscribe for additional Shares at the Exercise Price (the “Over-Subscription Right”), to the extent that other holders of Rights do not exercise all of their respective Basic Subscription Rights in full, up to that number of Shares equal to 434,783 minus the number of Shares such holder was entitled to purchase pursuant to the its Basic Subscription Right;
WHEREAS, in order to facilitate the Rights Offering, the Investor has agreed to subscribe for and purchase, at the Exercise Price, upon expiration of the Rights Offering, that number of Shares, if any, equal to the amount by which 100,000 exceeds the number of Shares purchased by the Investor pursuant to the exercise of his Basic Subscription Right and Over-Subscription Right upon the terms and subject to the conditions set forth herein;
WHEREAS, the Board of Directors has approved the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares to the Investor on the terms hereof).
NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the parties hereto hereby agrees as follows:
1.Rights Offering.
(a)    On the terms and subject to the conditions set forth herein, the Company will distribute, at no charge, one Right to each holder of record of Common Stock (each, an “Eligible Holder”) for each share of Common Stock held by such holder as of the close of business on a record date to be determined by the Board of Directors (the “Record Date”).  Each such Right shall be non-transferable.  Each whole Right will entitle the holder thereof to purchase, at the election of the holder thereof, 0.04349 of a Share at the Exercise Price.  Each fractional Right will be rounded down to the nearest whole number, and fractional Rights will not entitle any holder to purchase any Shares.  No fractional Shares will be issued in the Rights Offering.
(b)    The Basic Subscription Right and the Over-Subscription Right may be exercised during a period (the “Rights Exercise Period”) commencing on the date on which Rights are issued to Eligible Holders (the “Rights Offering Commencement Date”) and ending at 5:00 p.m. Eastern Time on a Business Day that shall not be less than fifteen (15) days after the Rights Offering Commencement Date. “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
(c)    If the Investor is unable to acquire at least 100,000 Shares under in the Rights Offering having an aggregate purchase price of $1,150,000, the Company shall issue at the Closing additional Shares, if any, to the Investor equal to the amount by which 100,000 exceeds the number of Shares purchased by the Investor pursuant to the exercise of his Basic Subscription Right and Oversubscription Right at a purchase price equal to the Exercise Price. The parties acknowledge and agree that the number of additional Shares purchased by the Investor pursuant to this Section 1(c) shall have no effect on the number of Shares to be sold in the Rights Offering.
(d)    The closing of the purchase of the additional Shares, if any, to be purchased by the Investor hereunder (the “Closing”) will occur at 10:00 a.m., New York City time, on the fourth (4th) Business Day following the expiration of the Rights Offering (the “Closing Date”).  Delivery to the Investor of the additional Shares, if any, acquired hereunder (the “Investor Shares”) will be made by the Company to account of the Investor.  The documents to be delivered on the Closing Date by or on behalf of the parties hereto and the Investor Shares will be delivered at the offices of Squire Patton Boggs (US) LLP, Cincinnati, Ohio, on the Closing Date.
(e)    All Investor Shares will be delivered with any and all issue, stamp, transfer, sales and use, or similar Taxes or duties payable in connection with such delivery duly paid by the Company.
2.    Representations and Warranties of the Investor. The Investor represents and warrants to the Company as follows:
(a)    This Agreement is valid, binding and enforceable against the Investor in accordance with its terms; subject, as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principals.
(b)    The Investor is not in default under any agreement, indenture or instrument to which the Investor is a party, the effect of which violation or default could reasonably be expected to have a material adverse effect on the Investor, and the execution, delivery and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby will not conflict with, or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Investor pursuant to the terms of any agreement, indenture or instrument to which the Investor is a party which lien, charge or encumbrance could reasonably be expected to have a material adverse effect on the Investor, or any order, rule or regulation of any court or governmental agency having jurisdiction over the Investor or any of its property; and, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement other than those required of the Company in connection with the Rights Offering.
(c)    The Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
(d)    The Investor is familiar with the business of the Company. The Investor has knowledge and experience in financial and business matters; is familiar with the investments of the type that it is contemplated by this Agreement, is fully aware of the problems and risks involved in making an investment of this type, and is capable of evaluating the merits and risks of this investment. The Investor acknowledges that, prior to executing this Agreement, he has had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the Company concerning the financial and other affairs of the Company.
(e)    The Investor has available sufficient funds to pay the purchase price for the Shares in the Rights Offering and the Investment Shares, if any, in accordance with the terms of the Rights Offering and this Agreement, and the evidence thereof provided to the Company’s Board of Directors is accurate and complete.
(f)    The Investor is acquiring the shares for his own account, with the intention of holding such shares for investment and with no present intention of participating, directly or indirectly, in a distribution of the shares; provided, however, that Investor may transfer shares to trusts for the benefit of the children of the Investor.
(g)    The Investor has no need for liquidity in the Investor’s investment in the Investor Shares and understands that there are restrictions on the subsequent resale or other transfer of the Investor Shares.

(h)    The Investor understands that the Investor Shares purchased by the Investor are deemed “restricted securities” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”) and that the Shares purchased by the Investor in the Company’s Rights Offering are “control” shares subject to the conditions of Rule 144, and they may not be sold, assigned, conveyed, pledged, hypothecated or otherwise transferred by a holder thereof except pursuant to Rule 144, pursuant to an effective registration statement registering the Investor Shares and the Shares purchased by the Investor in the Rights Offering under the Securities Act or in a transaction otherwise exempt from registration under the Securities Act. Further, the following legends (or similar language) shall be placed on the certificate(s) representing the shares of Common Stock:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, UNDER THE SECURITIES LAWS OF ANY STATE OR ARE HELD BY AN AFFILIATE OF THE ISSUER. THEY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE SAID ACT OR LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT REGISTRATION IS NOT REQUIRED THEREUNDER.

3.	Representations and Warranties of the Company.
(a)    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia, with full power and authority to perform its obligations under this Agreement.
(b)    This Agreement has been duly and validly authorized, executed and delivered by the Company. This Agreement is valid, binding and enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principals.
(c)    All of the shares of Common Stock to be issued pursuant to this Agreement will have been duly authorized for issuance prior to the Closing, and, when issued and distributed in connection with the Rights Offering and this Agreement, will be validly issued, fully paid and non-assessable; and none of such shares of Common Stock will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s Certificate of Incorporation, as amended, the Company’s Bylaws, as amended, or any material agreement or instrument to which the Company is a party or by which it is bound.
(d)    The Company is not in violation of its Articles of Incorporation, as amended, or Bylaws, as amended, or in default under any agreement, indenture or instrument to which the Company is a party, the effect of which violation or default could reasonably be expected to have a material adverse effect on the Company (a “Material Adverse Effect”), and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with, or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of any agreement, indenture or instrument to which the Company is a party which lien, charge or encumbrance could reasonably be expected to have a Material Adverse Effect on the Company, or result in a violation of the Certificate of Incorporation or Bylaws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company or any of its property; and, except as required by the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement.
4.    Covenants.
(a)    Neither the Company nor the Investor shall issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party hereto, which consent shall not be unreasonably withheld or delayed, except if such public announcement, statement or other disclosure is required by applicable law or applicable stock market regulations, in which case the disclosing party shall consult in advance with respect to such disclosure with the other parties to the extent reasonably practicable.
(b)    The Investor will not sell or otherwise transfer, publicly or privately, any of the Investor Shares acquired by him for six-months following the closing of the Rights Offering.
5.    Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Closing Date by mutual written consent of the Company, on the one hand, and the Investor, on the other hand.
6.    Notices.  All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via electronic transmission or facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):
(a)    If to:
MVB Financial Corp.
301 Virginia Avenue
Fairmont WV 26554-2777

with a copy (which shall not constitute notice) to:

Squire Patton Boggs (US) LLP
221 E. Fourth St., Suite 2900
Cincinnati, Ohio 45202
Attention: James J. Barresi
Email:  James.Barresi@squirepb.com

(b)    If to:
Larry F. Mazza
c/o MVB Financial Corp.
301 Virginia Avenue
Fairmont WV 26554-2777

7.    Assignment; Third Party Beneficiaries.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties.
8.    Prior Negotiations; Entire Agreement.  This Agreement (including the agreements attached as exhibits to and the documents and instruments referred to in this Agreement) constitutes the entire agreement of the parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed among the parties will continue in full force and effect.
9.    Counterparts.  This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

10.    Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by all the parties or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.  The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.
11.    Adjustment to Shares.  If, prior to the Closing Date, the Company effects a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction with respect to any shares of its capital stock, references to the numbers of such shares and the prices therefore shall be equitably adjusted to reflect such change and, as adjusted, shall, from and after the date of such event, be subject to further adjustment in accordance herewith.
12.    Headings.  The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

MVB FINANCIAL CORP.

/s/ Donald T. Robinson

Name: Donald T. Robinson Title: Chief Financial Officer
/s/ Larry F. Mazza
Larry F. Mazza